EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Instructure, Inc.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  January 31, 2018

OPENVIEW MANAGEMENT, LLC

/s/ Rufus C. King
Rufus C. King, Attorney-in-Fact

SCOTT M. MAXWELL

/s/ Rufus C. King
By: Rufus C. King, Attorney-in-Fact

OPENVIEW AFFILIATES FUND II, L.P.

By: OpenView General Partner II, L.P., general partner
By: OpenView Management, LLC, general partner

/s/ Rufus C. King
Rufus C. King, Attorney-in-Fact

OPENVIEW AFFILIATES FUND, L.P.

By: OpenView General Partner, L.P., general partner
By: OpenView Management, LLC, general partner

/s/ Rufus C. King
Rufus C. King, Attorney-in-Fact

OPENVIEW VENTURE PARTNERS, L.P.

By: OpenView General Partner, L.P., general partner
By: OpenView Management, LLC, general partner

/s/ Rufus C. King
Rufus C. King, Attorney-in-Fact

OPENVIEW VENTURE PARTNERS II, L.P.

By: OpenView General Partner II, L.P., general partner
By: OpenView Management, LLC, general partner

/s/ Rufus C. King
Rufus C. King, Attorney-in-Fact